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                                                                    Exhibit 23.9

[NSAI LOGO]

           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent petroleum engineers and geologists, we hereby consent to the inclusion of the information included or incorporated by reference in this Registration Statement Form S-4 with respect to the oil and gas reserves of TransTexas Gas Corporation, as of December 31, 2003, and December 31, 2004, which information has been included or incorporated by reference in this Registration Statement Form S-4 in reliance upon the reports of this firm and upon the authority of this firm as experts in petroleum engineering. We hereby further consent to all references to our firm included in this Registration Statement Form S-4.

                                       NETHERLAND, SEWELL & ASSOCIATES, INC.



                                       By:  /s/ C.H. (Scott) Rees III, P.E.
                                           --------------------------------
                                           C.H. (Scott) Rees III, P.E.
                                           President and Chief Operating Officer


Dallas Texas
June 17, 2005

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